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                                                                 EXHIBIT 10.14

                            SECURED PROMISSORY NOTE


$2,200,000.00                                                March__, 1995

      FOR VALUE RECEIVED, the undersigned, EDUCATIONAL MEDICAL, INC., a Delaware corporation, ANDON COLLEGES, INC. d/b/a Andon College, DBS ACQUISITION CORP. d/b/a Dominion Business School, MARIC LEARNING SYSTEMS d/b/a Maric College of Medical Careers, MTSX ACQUISITION CORP. d/b/a Modem
Technology School of X-Ray, PALO VISTA COLLEGE OF NURSING AND ALLIED HEALTH SCIENCES, INC. d/b/a Maric College of Medical Careers, CALIFORNIA ACADEMY OF MERCHANDISING, ART AND DESIGN d/b/a California Academy of Fashion Merchandising, Art and Design, ICM ACQUISITION CORP. d/b/a ICM School of Business, MEADOWS ACQUISITION CORP. d/b/a Meadows College of Business, OIOPT ACQUISITION CORP. d/b/a Ohio Institute of Photography and Technology, SCOTTSDALE EDUCATIONAL CENTER FOR ALLIED HEALTH CAREERS, INC. d/b/a Long Medical Institute, and DEST EDUCATION CORPORATION d/b/a Andon College ("Makers"), jointly and severally promise to pay to the order of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, Attn: Jeff Eubanks, or at such other place as Holder may designate to Makers in writing from time to time, the principal sum of TWO MILLION TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,200,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of fourteen percent (14%) per annum (computed on the basis of a 360-day year).

      Interest only on the outstanding principal balance hereof shall be due and payable quarterly, in arrears, with the first installment being payable on the first (1st) day of July, 1995, and subsequent installments being payable on the first (1st) day of each October, January, April and July thereafter until March _, 2000 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

      The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

      Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured following the giving of any applicable notice and within ten (10) days; or in the event that any default or event of default shall occur under that certain Loan Agreement of even date herewith, between Makers and Payee (the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Makers be made in the performance or observance of any covenants or conditions contained in any other instrument or document now

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or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Makers, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Makers, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or
(ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

      In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Makers and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

      Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Makers and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Makers hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Makers and Holder as more specifically described in the Loan Agreement.



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      All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Makers and Holder with respect to the indebtedness evidenced hereby.

      This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

      As used herein, the terms "Makers" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.



                                    MAKERS:

                                    EDUCATIONAL MEDICAL, INC., a Delaware
                                    corporation, ANDON COLLEGES, INC. d/b/a
                                    Andon College, DBS ACQUISITION CORP. d/b/a
                                    Dominion Business School, MARIC LEARNING
                                    SYSTEMS d/b/a Maric College of Medical
                                    Careers, MTSX ACQUISITION CORP. d/b/a Modern
                                    Technology School of X-Ray, PALO VISTA
                                    COLLEGE OF NURSING AND ALLIED HEALTH
                                    SCIENCES, INC. d/b/a Maric College of
                                    Medical Careers, CALIFORNIA ACADEMY OF
                                    MERCHANDISING, ART AND DESIGN d/b/a
                                    California Academy of Fashion
                                    Merchandising, Art and Design, ICM
                                    ACQUISITION CORP. dba ICM School of
                                    Business, MEADOWS ACQUISITION CORP d/b/a
                                    Meadows College of Business, OIOPT
                                    ACQUISITION CORP. d/b/a Ohio Institute of
                                    Photography and Technology, SCOTTSDALE
                                    EDUCATIONAL CENTER FOR ALLIED HEALTH
                                    CAREERS, INC. d/b/a Long Medical



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                                    Institute, DEST EDUCATION CORPORATION
                                    d/b/a Andon College


                                    By: /s/ Gary D. Kerber
                                        ----------------------------------
                                    Title:  President











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